Registration No. 333-


                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                        ________________________

                                FORM S-8
                         REGISTRATION STATEMENT
                                 Under
                       THE SECURITIES ACT OF 1933

                       -------------------------

                      JOURNAL COMMUNICATIONS, INC.
       (Exact name of Co-Registrant as specified in its charter)

                 Wisconsin                         39-0382060
         (State or other jurisdiction of         (I.R.S. Employer
         incorporation or organization)         Identification No.)

                         333 WEST STATE STREET
                       MILWAUKEE, WISCONSIN 53203
      (Address of Principal Executive Offices including Zip Code)

                     JOURNAL EMPLOYEES' STOCK TRUST
       (Exact name of Co-Registrant as specified in its charter)

                 Wisconsin                         39-6153189
         (State or other jurisdiction of         (I.R.S. Employer
         incorporation or organization)        Identification No.)

                         333 WEST STATE STREET
                       MILWAUKEE, WISCONSIN 53203
      (Address of Principal Executive Offices including Zip Code)

                JOURNAL EMPLOYEES' STOCK TRUST AGREEMENT
                        (Full title of the plan)

                            Paul E. Kritzer
                         333 West State Street
                       Milwaukee, Wisconsin 53203
                   (Name and address of agent for service)

                             (414) 224-2374
          (Telephone number, including area code, of agent for service)


                       CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
                                      Maximum       Maximum
        Title of                     offering      aggregate     Amount of
     Securities to   Amount to be    price per     offering     registration
     be registered    registered     share (1)       price          fee

    Units of
     Beneficial
     Interest          1,500,000      $36.68      $55,020,000     $18,340

   (1)  Estimated solely for the purpose of calculating the registration fee.

                                     Part I
               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission as part of this Form S-8 Registration Statement.

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.  Documents Incorporated by Reference

             The following documents filed with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

             (a) The Annual Reports on Form 10-K of Journal Communications, Inc. (the "Company") and of the Journal Employees' Stock Trust (the "Trust") for the fiscal year ended December 31, 1995

             (b) All reports filed by the Company and by the Trust pursuant to Section 13 of the Securities Exchange Act of 1934 since December 31, 1995

             (c) The description of the Units of Beneficial Interest issued by the Trust contained in pages 11-14 of the Trust's Registration Statement on Form 10 dated June 27, 1974, and any amendment or report filed for the purpose of updating such description.

             All documents filed by the Company and by the Trust pursuant to Sections 13,14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all units covered by this Registration Statement have been sold or which deregisters all units remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and shall be a part hereof from the date of filing.

   Item 5.  Interests of Named Experts and Counsel

             The validity of the securities being registered hereunder will be passed upon for the Company and the Trust by Paul E. Kritzer, Vice President and Secretary of the Company. Mr. Kritzer is a full-time employee of the Company and at November 5, 1996, directly or beneficially owned approximately 42,445 Units.

   Item 6.  Indemnification of Directors and Officers

             The By-laws of the Company provide that the directors and officers of the Company, any trustee of the Journal Employees' Stock Trust or of any employee benefit plan of the Company and any person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or trust are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such persons are successful in the defense of a proceeding and (ii) in proceedings in which the person is not successful in defense thereof, unless (in the latter case only) it is determined that such person breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the person had a material conflict of interest; (b) a violation of the criminal law unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the person derived an improper personal profit; or (d) willful misconduct. Expenses for the defense of any action for which indemnification may be available are required to be advanced by the Company under certain circumstances.

             The Company also maintains director and officer liability insurance against certain claims and liabilities which may be made against the Company's former, current or future directors or officers or persons serving at the request of the Company or positions with other entities as described above.

             The indemnification provided by the Company's By-Laws is not exclusive of any other rights to which a director, officer or other person may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer, director or other person may be required to bear the economic burden of the foregoing liabilities and expense.

             In addition, the Wisconsin Business Corporation Law would require mandatory indemnification of directors and officers of the Company under certain circumstances, as more fully described in Sections 180.0850 through 180.0859 thereof.

             The Journal Employees' Stock Trust Agreement provides that the Trustees shall not incur any liability for any error of judgment or mistake of law, or for any action or omission in the administration of the Trust, except for individual willful misconduct, and that they shall be entitled to exoneration from all liabilities incurred by them in the bona fide discharge of their duties as Trustees.

   Item 8.  Exhibits

             The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

             3.1 Articles of Association of Journal Communications, Inc., as amended, (incorporated by reference to Exhibit 3.1 to Journal Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995 (Commission File No. 0-7831)).

             3.2 By-Laws of Journal Communications, Inc. (incorporated by reference to Exhibit 3.1 to Journal
                       Communications, Inc.'s Current Report on Form 8-K dated March 5, 1996 (Commission File No. 0-7831)).

             4 The Journal Employees' Stock Trust Agreement dated May 15, 1937, as amended (incorporated by reference to Exhibit 9 to the Annual Report on Form 10-K of
                       Journal Communications, Inc. for the fiscal year ended December 31, 1995 (Commission File No. 0-7831)).

             5         Opinion of Counsel.

             23.1      Consent of Independent Auditor.

             23.2      Consent of Counsel (contained in Exhibit 5).

   Item 9.  Undertakings

        (a)  The undersigned registrants hereby undertake:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events
                       arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect
                       to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement,

                       Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to section 13 (a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, the City of Milwaukee, State of Wisconsin, on November 6, 1996.

   JOURNAL COMMUNICATIONS, INC.            JOURNAL EMPLOYEES' STOCK TRUST



   By /s/ Robert A. Kahlor                 By /s/ Robert A. Kahlor
       Robert A. Kahlor, Chairman             Robert A. Kahlor, Trustee
        of the Board

             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their capacities and on the dates indicated:

        Signature and Title                              Date


   JOURNAL COMMUNICATIONS, INC.


   /s/ Todd K. Adams                                October 31, 1996
   Todd K. Adams, Director


   /s/ Paul M. Bonauito                             October 31, 1996
   Paul M. Bonaiuto, Director and Chief
     Financial Officer (Principal
     Financial and Accounting Officer)


   /s/ James J. Ditter                              October 31, 1996
   James J. Ditter, Director


   /s/ Robert M. Dye                                November 5, 1996
   Robert M. Dye, Director


   /s/ Christine A. Farnsworth                      October 31, 1996
   Christine A. Farnsworth, Director


   /s/ Douglas G. Hosking                           November 4, 1996
   Douglas G. Hosking, Director


   /s/ Richard J. Gasper                            November 1, 1996
   Richard J. Gasper, Director


   /s/ Rhonda G. Giebenrath                         November 1, 1996
   Rhonda G. Giebenrath, Director


   /s/ David J. Hauser                              November 1, 1996
   David J. Hauser, Director


   /s/ Thomas J. Heinen                             November 1, 1996
   Thomas J. Heinen, Director


   /s/ Stephen O. Huhta                             November 4, 1996
   Stephen O. Huhta, Director


   /s/ Robert A. Kahlor                             October 31, 1996
   Robert A. Kahlor, Director and
     Chairman of the Board (Principal
     Executive Officer)


   /s/ Thomas M. Karavakis                          November 4, 1996
   Thomas M. Karavakis, Director


   /s/ Mark J. Keefe                                November 1, 1996
   Mark J. Keefe, Director


   /s/ Douglas G. Kiel                              November 1, 1996
   Douglas G. Kiel, Director


   /s/ Paul E. Kritzer                              October 31, 1996
   Paul E. Kritzer, Director


   /s/ Ronald G. Kurtis                             October 31, 1996
   Ronald G. Kurtis, Director


   /s/ Davis G. Meissner                            November 4, 1996
   David G. Meissner, Director


                                                               , 1996
   Armin J. Ott, Director


   /s/ Donna M. Riehle                              October 31, 1996
   Donna M. Riehle, Director


   /s/ Ralph P. Schumacher                          November 1, 1996
   Ralph P. Schumacher, Director


   /s/ Steven J. Smith                              October 31, 1996
   Steven J. Smith, Director


   /s/ Keith K. Spore                               October 31, 1996
   Keith K. Spore, Director


                                                              , 1996
   Christopher S. Thomas, Director


                                                              , 1996
   David M. Thomas, Director


   JOURNAL EMPLOYEES' STOCK TRUST


   /s/ Robert A. Kahlor                             October 31, 1996
   Robert A. Kahlor, Trustee


   /s/ Steven J. Smith                              October 31, 1996
   Steven J. Smith, Trustee


   /s/ Thomas M. Karavakis                          November 4, 1996
   Thomas M. Karavakis, Trustee


   /s/ Douglas G. Kiel                              November 1, 1996
   Douglas G. Kiel, Trustee


   /s/ Paul M. Bonaiuto                             October 31, 1996
   Paul M. Bonaiuto, Trustee

                                  EXHIBIT INDEX

                          JOURNAL COMMUNICATIONS, INC.
                         JOURNAL EMPLOYEES' STOCK TRUST

                    JOURNAL EMPLOYEES' STOCK TRUST AGREEMENT


   Exhibit No.                             Exhibit

      3.1 Articles of Association of Journal Communications, Inc., as amended, (incorporated by reference to Exhibit 3.1 to Journal Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995 (Commission File No. 0-7831)).

      3.2 By-Laws of Journal Communications, Inc. (incorporated by reference to Exhibit 3.1 to Journal
                Communications, Inc.'s Current Report on Form 8-K dated March 5, 1996 (Commission File No. 0-7831)).

      4 The Journal Employees' Stock Trust Agreement dated May 15, 1937, as amended (incorporated by reference to Exhibit 9 to the Annual Report on Form 10-K of
                Journal Communications, Inc. for the fiscal year ended December 31, 1995 (Commission File No. 0-7831)).

      5         Opinion of Counsel

      23.1      Consent of Independent Auditor

      23.2      Consent of Counsel (contained in Exhibit 5)